Exhibit 99.1

SCRIPT FOR
LOCATION BASED TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
1:00 P.M.PDT – September 12, 2012

PRESIDING:  Chief Executive Officer (David M. Morse)

A.           CALL THE MEETING TO ORDER

1.             Introduction (Mr. Morse)

Ladies and Gentlemen:  The meeting will now come to order.

I want to welcome all of you to our 3rd Virtual Shareholder Meeting and the Location Based Technologies, Inc. Annual Shareholders’ Meeting.  We are pleased that you are participating.  We encourage you to participate via www.virtualshareholdermeeting.com/lbas12 so that you can both hear and see the slide presentation.  You will need to have the control number associated with your Proxy card provided to you by Broadridge, or your Broker, in order to log-in.  For those of you without Internet access and who are listening via conference call, the slide presentation will be available at www.locationbasedtech.com after the meeting.

Shareholders who have not yet voted have the opportunity to do so until 1:10pm Pacific Time, today, via www.proxyvote.com.  You must have your control number that you received from Broadridge’s Proxy services and your PIN number to vote.

I am David Morse and I will be Chairman of the Meeting.  With me are Desiree Mejia, Chief Operating Officer, and Tina Florance our controller. Eric Fronk our CFO is unable to join us today. Desiree will serve as Secretary for the Meeting.

The Secretary will file the proof of notice of this meeting with the minutes and advise us as to a quorum.

2.             Quorum (Mrs. Mejia)

194,913,869 shares of Common Stock were outstanding on the record date of June 18thth, 2012.  99,091,093 or 50.83% of such shares have been voted by proxy via direct response to Broadridge or via www.proxyvote.com and therefore, a quorum is present.
3.             Instructions on Procedures (Dr. Morse)

Thank you, Desiree.

As you entered the Virtual meeting room, you should see an Agenda on the right side of your screen.

4.             We are now on Item II:   Voting Protocol & Proposal (Dr. Morse)

Shareholders had the opportunity to vote through several mediums: via the Internet at www.proxyvote.com, by telephone at 800 690-6903, by email, or by mail. By working with Broadridge financial we have extended the way we reach our shareholders and provided a third party tabulation of votes.  Electronic delivery is a better alternative to mail and allows all shareholders to view annual meeting materials, to request materials, to vote, and to sign up for future electronic delivery of materials.

5.             Introduction of Directors (Dr. Morse)

As you probably know, last year Joe Scalisi stepped down from our Board of Directors and four distinguished executives agreed to join the Board. Those gentlemen are: Chuck Smith (former CEO of AT&T West), Gregg Haugen (former President of CarVal Investment Fund), Dave Meyers (former CFO of Del Monte) and Ron Warner (a senior partner at the law firm of Locke Lord Bissell and Liddell).  We thank Joe for his years of service and recognize that his stepping down was necessary for us to attain an independent Board. Having an independent Board of Directors is an important step in our maturation process.  It is part of the transition from being a development stage company to a mature business.

Our new Board members have already proven themselves to be an invaluable resource for us and have provided meaningful oversight and guidance.  We thank each for their hard work and dedication.

B.             ELECTION OF DIRECTORS (Dr. Morse)

The next item on the order of business is the election of directors.  The nominees as set forth in the Proxy Statement are now before the meeting.

C.             Item IV:  REPORT ON VOTING

(Dr. Morse)  The next item on the order of business is the report of the voting by Ms. Mejia.

1.            (Mrs. Mejia) As to the election of directors to serve until the next annual meeting, the following persons have been elected: Mrs. Mejia and Messrs. Morse, Smith, Haugen, Meyers and Warner.

As of September 11th, 2012 at 2:00 P.M. PT, the results represent 99,091,093 shares or 50.83% of outstanding shares and the results are:

Dave Morse: 96,495,065 votes for and 2,596,028 votes withheld.

Desiree Mejia: 98,590,504 votes for and 500,589 votes withheld.

Greggory Haugen: 98,828,443 votes for and 262,650 votes withheld.

Charles Smith: 98,978,518 votes for and 112,575 votes withheld.

David Meyers: 98,864,418 votes for and 226,675 votes withheld.

Ronald Warner: 98,664,418 votes for and 426,675 votes withheld

During the open voting time additional votes may have been received.  Validated votes will be added into the official account and will be reported.  The results will not be impacted.

D.          APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

(Dr. Morse)   The next item on the order of business is the up or down vote on the Amended and Restated 2007 Stock Incentive Plan. Before we announce the voting results, I’d like to take a minute to talk about the Plan and why our Board felt it was important to amend the Company’s current stock incentive plan.

When Joe, Desiree and I took LBT public 5 years ago, the stock incentive plan we passed at that time was appropriate for where we were as a company and the number of employees we had, which was 3.

But over the past 5 years LBT has grown and changed and so has the direction of the company. By amending and restating our stock incentive plan, the Board wanted to make allowances for the fact that we are different than we were in 2007 and we therefore needed to be able to compensate our executives according to where we are today.

What the new plan allows us to do is retain key executives and offer competitive compensation packages. In my view, it is critically important that we incentivize our employees and reward hard work and success. That kind of corporate environment produces the best results for the individual, the company and the shareholders. That’s why we feel that our Restated Stock Incentive Plan is an extremely valuable tool for helping us align our employee’s interests with shareholder’s interests.

The Plan as set forth in the Proxy Statement are now before the meeting.

E.              Item IV:  REPORT ON VOTING

 (Dr. Morse)   The next item on the order of business is the report of the voting by Mrs. Mejia. A majority of the shares voted must be in favor of the initiative in order for it to pass.

 (Mrs. Mejia) As to the approval of the Amended and Restated 2007 Stock Option Plan, the vote totals are as follows:

Shares voted in favor of the plan are: 96,067,026. Shares voted against the Plan are: 2,374,904.

The Amended and Restated 2007 Stock Option Plan has passed. During the open voting time additional votes may have been received.  Validated votes will be added into the official account and will be reported.  The results will not be impacted.

F.  (Dr. Morse) Thank you, Mrs. Mejia.  The Official portion of the meeting is now adjourned and we come now, ladies and gentlemen, to the agenda item dealing with the Company’s annual report and the general business and affairs of the Company:

Item VI.COMPANY UPDATE & PRESENTATION  (Dr. Morse)

We will first report on the Company’s affairs and then ask for questions at the end. As a reminder you will have the opportunity to ask us questions over the phone or you can submit an email which we may read and respond to on the call as well.

(Report by Dr. Morse, Mrs. Florance and Mrs. Mejia)

Slide 4: (Des) Safe Harbor Statement. This presentation contains forward-looking statements that involve risks and uncertainties.  Actual results and outcomes may differ materially from those discussed or anticipated.  For a more detailed discussion of these and associated risks, see our most recent filings with the Securities and Exchange Commission.

Slide 5: (Dave)  PocketFinder Consumer Products

•
As you can see we’ve changed our packaging. The reason for the change is twofold; first, to increase sales and based on customer input, we re-designed our packaging to tell our story with pictures, to be more descriptive so consumers can see what the device does by looking at the box rather than reading a bunch of text.  Second these boxes are less expensive and easier to build than the boxes we designed for Apple. The box redesign will save time and money without sacrificing quality while increasing sales.

•
On the right side of the slide is our new packaging for the PocketFinder Personal and PocketFinder Vehicle units. On the left side of the slide are the boxes for our first co-branded venture with West Coast Customs. The West Coast Custom PocketFinder products will be available for sale through Best Buy.com and West Coast Customs.com. We expect to have the products in Best Buy stores as well later this year. The West Coast Customs devices are exactly the same as our standard devices, just different branding. We’ll get into our relationship with West Coast Customs in more detail a little bit later.

Next Slide 6: (Des) New Features:

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As the market leader in innovative GPS products, we are constantly making improvements.  One advantage our devices have over other competitors is that we have the ability to send software updates to our devices over-the-air (or “OTA” as it’s referred to in the industry).  What this means for our customers is that they can get all the latest software updates to their device without doing anything other than placing their Pocketfinder in its charger.

•
The updates are usually driven by real world use shared with us by our customer’s suggestions about how to improve the device or our End User Interface; we are always challenging ourselves to improve our products and services. Since we launched Pocketfinder last year, we have already completed 4 significant OTA updates with a 5th on the way.  Our best in class devices continue to get better and better.

•	This slide illustrates some, but not all, of the features we’ve enhanced or incorporated into our full suite of industry leading products and services.
o
Battery Life: Last year we told you that our device would provide an industry leading 3-5 days of battery life using a 10 minute location setting.  Based on the OTA update we will initiate within the next 30 days we expect that our PocketFinder Personal device will achieve battery life of up to 10 days with 10 minute locates, based on environmental and usage variables. And if you’re only locating 1, 2 or 4 times a day, our little device will last up to 3 weeks between charges! We are leading the way in battery conservation technology.

o
3G Compatible: Our newest software update will be 3G compatible. Currently all of our GPS devices run on the 2G network, which is the standard for most of the world. But the future is going to be based on 3G and our first generation 3G devices will be ready for lab approval in the next 30 days. We are planning ahead and innovating with an eye on the future.

o
3D Mapping: Our back end also offers 3D mapping which is an amazing feature available in select areas (but eventually it will be available everywhere). I hope that all of our shareholders own at least 1 PocketFinder so you can simply logon to your account and see if the map is in 3D. Believe me, you’ll know it if it is available in your area just by looking at it.

o
Instant Zones: This smartphone feature enables our customers to build a zone with the touch of a button. So, for instance, when you hand your car keys over to the valet at your favorite restaurant, you can pull up your PocketFinder account on your iPhone and press the “Instant Zone” button which will immediately cause a preset zone to spring up around your vehicle’s location. That way, if somebody decides to take your car for a joyride during dinner, you’ll receive an alert.

o	Track Mode: Track mode gives customers the ability to receive 2 minute locates.
o
Airplane Mode: Airplane Mode allows users to shut their devices off for a preset period of time. This way, you can slip a PocketFinder into your luggage and watch on your iPhone to make sure the bag gets placed into the cargo hold of your airplane. Then, you can power the device down in Airplane Mode to comply with FAA regulations and save your battery for when you arrive.

o
Sleeping Dog Mode: And finally there’s Sleeping Dog Mode – this feature is for customers who are using the PocketFinder Pets product.  Pets are typically our most difficult users because they’re always moving (including when they are sleeping). With our advanced battery management we are able to meet this challenge. Sleeping Dog calibrates the PocketFinder so the battery life is extended significantly.

Next Slide 7: (Des) PF-886:

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Here is the latest addition to our PocketFinder family of products, the PF-886. As we mentioned last year, this device was created because customers were asking for a “long life” GPS device. The 886 can provide 10 minute locates for up to 21 days on a single charge, and it can last for up to 6 months if it’s only transmitting location information once or twice each day. That is truly revolutionary for a device this size.

•
This device is perfect for the military and businesses (large and small, domestic and international). We have a number of companies as well as government agencies testing this device as we speak. We believe this unique device will be a top seller and we anticipate receiving purchase orders before the end of the calendar year.

Next Slide 8: (Dave) PocketFinder Vehicle:

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One of the great things we discovered about the 886 is that we can manufacture it with or without hard wiring.  Using a hard-wire option the device can be used as a PocketFinder Vehicle unit offering 2, 3 or 4 wire options which expand the functionality and features the device is able to deliver.

•	There are two key benefits with the new device:
o	First, the 886 is an even stronger device than the one we’re currently using. The performance of our current PocketFinder Vehicle product is really good but the 886 performance is phenomenal.
o
Second, it improves our production efficiency and flexibility. We’re more efficient because we use almost all of the same parts and components for either device, and we’re more flexible because we can do an entire run of 886 devices and at the last minute change the order to make vehicle products or vice versa. Again, the only difference between the 886 and the PocketFinder Vehicle is that the vehicle units will have an external wire that can be attached to a power source like a car battery or a fuse box and the 886 is a stand-alone battery operated device.

•	Finally, as was mentioned at the outset when I talked about our new packaging, the new PocketFinder boxes are designed to accommodate any of our products, including the 886.
•	We are becoming more efficient and more nimble in order to position ourselves for future growth.

Slide 9 & 10: (Des) Marketing

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This year we’ve undertaken some of our own marketing initiatives in order to drive sales. So far we’ve received a fair amount of press coverage from some very visible outlets such as The View and Extra!

•	But the best is yet to come. This fall we’re going to have a number of significant marketing initiatives under way, which we’re very excited about.
•
First and foremost is our involvement with West Coast Customs.  For those of you who don’t know, West Coast Customs has an extremely successful television franchise which has been on TV since the late 1990’s. Their new show Inside West Coast Customs, is currently the highest rated show on their network. “Inside West Coast Customs” will be viewed by an estimated ~70M people around the world and we are told that PocketFinder will be included in most episodes. We are also scheduled to be exclusively featured in our own episode of Inside West Coast Customs that we expect to air on December 2nd at 5pm (Pacific). We are extremely excited about working with Ryan and the entire team at West Coast Customs and we believe the benefit to our company cannot be overstated.

•
We will be featured in the Orange County Auto Show on October 4-7. We will be appearing there along with the CEO of the World Famous West Coast Customs, Ryan Friedlinghaus. Ryan will be signing autographs and appearing with some customized West Coast Customs cars.  Come see us if you can!

•
West Coast Customs also invited us to join them in their featured booth at SEMA - which is the largest car show in the world! SEMA is held every year in Las Vegas and we’ll be there October 30-November 2nd.

•
We recently shot a 3 minute video advertisement starring Dr. Gadget, Alison Waite and Holly Madison. This video is currently running in hundreds of 4 and 5 star hotel rooms in Los Angeles, New York, Chicago, Miami, Las Vegas and will continue through February of 2013. Also starting next year, the video will be shown on 2 major airlines in the US. If you’d like to see the video you can visit our website, www.pocketfinder.com and it’s on the right hand side of the landing page.

•
Before we leave this slide, I just wanted to point out that a lot of our shareholders ask, “what I can I do to help the company?” and we appreciate the offer to help. Other than buying a device, the best thing you can do if you are a PocketFinder customer, is write a product review for us on Apple and Amazon’s website.  An overwhelming amount of market research shows that people rely heavily on peer reviews, so please take a few minutes and post a comment for us.  It’s worth noting that if you leave a review on Apple’s site, please don’t write anything too over-the-top. Before Apple posts a review, it is scrubbed by their staff, so give us 5 stars and make whatever you say about us short and sweet.

•
Last, we are having great success growing our new Commercial customer base and many of our new customers are giving us referrals!  Many of you may be business owners or work for companies that could benefit from our great products and services.  Let us know if you have referrals and we will follow up on them right away!

Slide 10 Highlights continued (Des)

•
This slide captures a mostly comprehensive list of the many TV and radio shows and more notable articles published or in process.  In addition, we are picking up more social media awareness and blog interest.  You can also find increased YouTube activity.

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In short, we have stepped up our efforts to educate the consumer base and to get the word out about our products and what we do.  And, with our new hardware and business solutions interface, we are now also increasing our focus on Commercial applications.

Slide 11.  (Dave)  Where We Are.

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Since we began sales of our PocketFinder units last October, we’ve sold between 7,000-8,000 devices which is pretty remarkable considering we’ve been selling devices for less than 1 full year.  I realize that when we launched with Apple, we expected to sell thousands of units right out of the gate. That expectation turned out to be incorrect and we have and are making several course corrections which seem to be working. The fact is, we’ve been selling devices for less than a year through one channel only and we’ve already sold more product than many of our competitors, even competitors with much deeper pockets.  Our product is superior and has proven itself in many applications.

•
Furthermore, our run rate is excellent. Sales have been ramping steadily and our current growth rate will make us profitable within the coming Fiscal Year.  There is still the prospect of one of several “home run” orders, but even without them, we are growing steadily.

•
This is especially true for our new business solutions segment. We have made a concerted effort to focus on the commercial applications for our products and after launching at the end of July, we already have over 100 new business customers. We expect steady growth from this segment going forward.

•
One of the major advantages our devices have over our competitors is that we have built a truly global solution. As we speak, Pocketfinders are being used in over 70 countries around the world by businesses and consumers.

•	We also continue to work with the best retail and commercial partners in the world. You can see a list there in the middle of the slide.

•
It’s a pretty impressive group. So when we say that we have the best personal GPS devices in the world, that’s not just our opinion. It’s also the opinion of other companies and governmental organizations who have looked at all the competing technologies in this space and selected PocketFinder as their product of choice. That includes Apple and the US Military. In fact, the Military has selected us as their terrestrial GPS solution provider and we anticipate that they will place orders this year. These are just two of the organizations that have surveyed the entire field of personal GPS products and determined ours to be the best in the world.  And that’s important because in the coming months and quarters, I believe you’re going to see LBT start to gain significant market share as consumers and businesses figure that out too.

•
Speaking of the military, we are currently in the middle of a 6 month testing phase with the air force, which will hopefully be the final hurdle before they can start placing orders. After we were selected as the military’s terrestrial GPS device, they indicated that they wanted to use our PocketFinder devices for a specific application, which, by law, requires them to test the equipment for an additional 6 months before it is used on a combat plane. We are in the testing process now and expect to be finished early next year.

•
We are also in advanced discussions with a large domestic carrier and a large international carrier about buying devices for their own use as well as selling our products in their retail stores next calendar year. Over time, we expect to work with carriers around the world to make PocketFinder a truly international product. But working with large telco-carriers is a slow and arduous process; it simply takes time for large relationships like this to come together.  As we’ve learned the hard way, nobody seems to operate with the urgency we’d like. That said, we are continuing to make progress with a number of the large carriers we’re working with, and we expect that we will start to see results over the next 12 months.

I would like to mention that we believe we are relatively close to receiving an order from one carrier. This order would be the largest single order we’ve received to date from a commercial customer.

•
I also want to talk briefly about the Mexican market which is an important segment for our company.  As you know, we have worked diligently with Mexico’s government and certification group in order to establish a foothold in Mexico over the past year. We were in discussions with Telcel and its parent company, American Movil, to bring PocketFinder into Mexico on their network. We are now working to establish a presence in Mexico using AT&T’s network before Telcel places us on their network – and that’s exactly what we’re doing. In fact, Telcel has actually helped us by making introductions to some of their customers. Once we’ve established some sales momentum we expect to transition onto their local network.

•
We are working with one of the largest car insurance companies in Mexico. The plan is to provide several hundred vehicle devices for a pilot program they will initiate in one of the provinces of Mexico. If this campaign is successful, they will roll it out across Mexico. This is the kind of opportunity we have been working towards for many months.  We have not finalized all of the terms, but we hope to be able to announce specifics on this partnership very soon.

•	We also expect to have our PocketFinder products available for purchase in Mexico through Apple’s online store sometime before the end of this calendar year.

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The bottom line is, we are in the process of building a solid, sustainable, global business and although our successes have not occurred as quickly as we all would have liked, they are occurring nonetheless.

Slide 12:  (Tina)   Financial Highlights:

Thank you, Dave. We are seeing very positive trends in both sales and activations.  The number of device sales continues to increase quarter over quarter.  Most recently, we are seeing over 11% growth month over month in device sales.  We expect these growth trends to increase, especially as we come to the end of the calendar year.  Further, we expect to see more dramatic jumps in unit sales on a month by month and quarter by quarter basis as we are able to close on the larger opportunities previously discussed.

More importantly are the activations of the devices.  These activations represent monthly recurring revenue in the form of service revenues.  As you can see, the number of devices sold outpaces the number of devices activated each quarter.  However, the delta between devices sold and devices activated is narrowing each quarter.  The most recent months show us that over 82% of devices sold are being activated.

We expect these growth trends to continue to increase during the coming year.

Slide 14 & 15.  (Dave)  Where We Are Going

Our primary objective this year is to achieve profitability which, for us, is approximately 50 to 60k subscribers – depending on the mix of Consumer and Commercial.

Here’s how I think we’re going to achieve that:
1.	Continue to grow our retail presence:
•	We are increasing the number of resellers we are working with (like Best Buy, Crutchfield, Amazon.com,)
•	To coincide with our expanded retail presence we are stepping up our marketing efforts in an attempt to make our products and our brand more visible.
•
Finally, international expansion is a priority for us – this primarily includes, Mexico, Canada and parts of Europe. We believe that within the next 12 months our devices will be made available to consumers in all of these areas.

2.	Strong emphasis on growing our US commercial footprint:
•	Taking market share in the small and midsized business segments
•	Land at least 1 and probably 2 significant contracts with large corporations and/or governmental entities
•	Forge relationships with at least 1 domestic and international carrier, finalize a distribution agreement with at least 1 int’l wireless carrier.

Slide 15 (Dave)

The last 2 goals we intend to achieve this fiscal year are launching a 3G device and achieve profitability. Both are very attainable.

Bringing our products to the 3G universe is important.  Currently, our devices work on the 2G network, but the US and Canadian markets are in the process of upgrading to 3G.  By the end of the year we expect to have 3G versions of all of our products, complete with a pentaband module. This will open up new markets to us, like Japan, Korea and Australia.

Our primary focus this year is to become a self-sustaining operation and I think it’s going to happen. Based on the progress we’re making with some of the major companies we’re working with, I think having 60k subscribers within the next 12 months is a very realistic goal for us.

Slide 16  *** (Des)  And that concludes our presentation so let’s move on to Questions.  For those of you on the Internet, please type your questions into the box right below the slide presentation area on your screen.

E.           OTHER BUSINESS AND ADJOURNMENT (Mr. Morse)

We want to thank all of you for attending today’s meeting and for the interest you have shown in the progress of your Company.  The meeting is now adjourned.

For those who dialed in via the phone, you may submit your questions by responding directly to the Operator.